UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 1, 2008
Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180

(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center
Charlotte, North Carolina	28288-0013

(Address of Principal Executive Offices)	(Zip Code)
(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.     Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     On December 1, 2008, Wachovia Corporation (“Wachovia”) received a notice (the “Notice”) required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, related to the proposed merger of Wachovia with and into Wells Fargo & Company (“Wells Fargo”), as contemplated by the Agreement and Plan of Merger, dated as of October 3, 2008, between Wachovia and Wells Fargo (the “Merger Agreement”). Upon completion of the merger, shares of Wachovia common stock held in the Wachovia Savings Plan (the “Savings Plan”) will be converted into shares of Wells Fargo common stock pursuant to the terms of the Merger Agreement. In contemplation of the merger and the conversion of shares described above, and as described in the Notice, a blackout period will occur under the Savings Plan for participants thereof. Pursuant to the Notice, the blackout period is expected to be from 4:00 PM December 31, 2008 through January 9, 2008, although the blackout may be lifted sooner. The Notice is attached hereto as Exhibit (99) and is hereby incorporated by reference into this Item 5.04. Shares of Wachovia common stock held in the Savings Plan and, following the merger of Wachovia into Wells Fargo, shares of Wells Fargo common stock held in the Savings Plan, will be subject to the blackout period described in the Notice. The blackout period described in the Notice will not prohibit Wachovia’s directors and executive officers from engaging in transactions regarding Wachovia’s equity securities, including transactions regarding shares of Wachovia common stock.
Item 9.01.     Financial Statements and Exhibits.
     (c)       Exhibits.
     (99)     The Notice.
*            *            *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: December 4, 2008	By:	/s/ Jane C. Sherburne

	Name:	Jane C. Sherburne
	Title:	Senior Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

(99)	The Notice.